UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

Cardica, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to Item 2.03 of the Form 8-K filed by Cardica, Inc. (the “Company”) on September 8, 2011, which is incorporated by reference herein.  On September 30, 2011, the Company borrowed $2,000,000 under the Company’s secured note purchase agreement with Century Medical, Inc. described in the foregoing Form 8-K.

Forward-Looking Statements

The information incorporated by reference into this Form 8-K contains “forward-looking” statements, including all statements regarding the Company’s ability to satisfy the milestones that are conditions to Century’s distributor and loan obligations. Any statements contained in this Form 8-K  that are not historical facts may be deemed to be forward-looking statements. The words “anticipates,” “will” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the Company’s results to differ materially from those indicated by these forward-looking statements, including that Century may determine that any deployments of the Company’s products are not satisfactory and that the Company’s products face development, regulatory, reimbursement and manufacturing risks, as well as other risks detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission, including its Form 10-K for the fiscal year ended June 30, 2011. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein. You are encouraged to read Cardica's reports filed with the U.S. Securities and Exchange Commission, available at www.sec.gov.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: October 3, 2011	/s/ Robert Y. Newell, IV
Robert Y. Newell, IV
Chief Financial Officer